Exhibit 16

August 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by the Global Imaging Systems, Inc. 401(k) Retirement Plan (the “Plan”) (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K report dated April 14, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP